Winthrop Realty Trust
Supplemental Operating and Financial Data
For the Period Ended September 30, 2014

Winthrop Realty Trust
Comparison of 2014 Realized Sales Proceeds to December 31, 2013 Net Asset Value

	December 31, 2013 Reported NAV Range			Sales Costs Adjustment [1]	December 31, 2013 Modified NAV Range			Date Sold/Repaid	Actual Proceeds After Sales Costs	[3	]
Loans sold/repaid
Hotel Wales - Whole Loan	$6,000	to	$6,000	$-	$6,000	to	$6,000	7-Feb-14	$6,002
San Marbeya - Whole Loan	13,810	to	13,810	-	13,810	to	13,810	7-Feb-14	13,726
500-512 Seventh Ave - B Note	10,373	to	10,373	-	10,373	to	10,373	7-Feb-14	10,344
Wellington Tower - Mezzanine Loan	3,102	to	3,102	-	3,102	to	3,102	7-Feb-14	3,102
Legacy Orchard - Corporate Loan	9,750	to	9,750	-	9,750	to	9,750	11-Feb-14	9,790
Queensridge - Whole Loan	4,600	to	4,600	-	4,600	to	4,600	31-Mar-14	4,700
The Shops at Wailea - B Note	7,644	to	7,644	-	7,644	to	7,644	6-Aug-14	7,556
Stamford - Mezzanine	9,415	to	9,415	-	9,415	to	9,415	6-Aug-14	9,450
Pinnacle - B Note	5,108	to	5,108	-	5,108	to	5,108	22-Oct-14	4,970

Properties Sold
Newbury Apartments - Meriden, CT	5,600	to	5,600	(766)	4,834	to	4,834	26-Feb-14	5,734
River City - Chicago, IL	5,493	to	5,493	-	5,493	to	5,493	5-Mar-14	5,800
High Point - Hillside, IL	-	to	-	-	-	to	-	5-Mar-14	-
1701 E. Woodfield - Shaumburg, IL	1	to	301	-	1	to	301	5-Mar-14	150
Enterprise - Westchester, IL	-	to	45	-	-	to	45	5-Mar-14	50
Crossroads I and II - Englewood, CO	30,175	to	30,175	(466)	29,708	to	29,708	1-May-14	30,634
Amherst - Amherst, NY	24,027	to	25,743	(712)	23,315	to	25,031	25-Jun-14	23,788
Fenway Wateridge - San Diego, CA	350	to	840	-	350	to	840	6-Aug-14	2,383
223 West Jackson - Chicago, IL	5,804	to	6,001	-	5,804	to	6,001	8-Sep-14	5,769
5400 Westheimer - Houston, TX	7,616	to	11,402	-	7,616	to	11,402	14-Oct-14	10,750
Waterford Apartments - Memphis, TN	15,787	to	16,992	(344)	15,443	to	16,648	16-Oct-14	15,290
Kroger - Atlanta, GA	1,992	to	2,158	(112)	1,880	to	2,046	20-Oct-14	1,464
Kroger - Greensboro, NC	2,444	to	2,750	(42)	2,402	to	2,708	20-Oct-14	1,708
San Pedro - San Pedro, CA [2]	20,290	to	20,290	(481)	19,809	to	19,809	24-Oct-14	23,319	[2	]

Totals Year to Date	$189,380	to	$197,591	$(2,923)	$186,457	to	$194,667		$196,479

Notes

[1]
At December 31, 2013, the Net Asset Value reported did not deduct for any costs estimated to be incurred in connection with a sale of the asset.  In order to present a comparable analysis, management has adjusted the previously reported Net Asset Value to give effect for the actual sales costs incurred.

[2]
The San Pedro property was encumbered by a cross collateralized loan of $150.0 million.  All of the net proceeds were utilized to pay down the $150.0 million mortgage debt.  The asset valuepresented as of December 31, 2013 is the net proceeds before the paydown of the debt.

[3]
Includes sales costs only and does not include prorations for accrued real estate taxes, other liabilities or cash.  Those amounts were reported in the December 31, 2013 supplement separately under cash and accounts payable.

CONSOLIDATED STATEMENT OF NET ASSETS
(Liquidation Basis)
(unaudited, in thousands)

September 30,
2014
ASSETS
Investments in real estate	$700,050
Equity investments	393,514
Cash and cash equivalents	33,967
Restricted cash held in escrows	14,112
Loans receivable	62,314
Secured financing receivable	28,960
Accounts receivable	1,077
Loan securities	918
TOTAL ASSETS	$1,234,912

LIABILITIES
Mortgage loans payable	$375,335
Senior notes payable	75,072
Liability for non-controlling interests	58,382
Liability for estimated costs in excess of estimated receipts during liquidation	24,408
Notes payable	25,000
Accounts payable, accrued liabilities and other liabilities	12,776
Related party fees payable	2,597
TOTAL LIABILITIES	573,570

COMMITMENTS AND CONTINGENCIES
Net assets in liquidation	$661,342

WINTHROP REALTY TRUST INVESTOR INFORMATION

TRANSFER AGENT	INVESTOR RELATIONS
Computershare
Written Requests:
P.O. Box 43078
Providence, RI 02940
phone: 800.622.6757 (U.S., Canada and Puerto Rico)
phone: 781.575.4735 (outside U.S.)

Overnight Delivery:
250 Royall Street
Canton, MA 02021

Internet Inquiries :
Investor Centre™ website at www.computershare.com/investor
Carolyn Tiffany, Investor Relations Winthrop Realty Trust P.O. Box 9507 7 Bulfinch Place, Suite 500 Boston, MA 02114-9507 phone: 617.570.4614 fax: 617.570.4746

ANALYST COVERAGE
Analyst	Firm	Contact Information
Ross L. Smotrich	Barclays Capital	(212) 526-2306 ross.smotrich@barcap.com
Jordan Sadler	KeyBanc	(917) 368-2280 jsadler@keybanccm.com
Craig Mailman	KeyBanc	(917) 368-2316 cmailman@keybanccm.com
Mitch Germain	JMP Securities	(212) 906-3546 mgermain@jmpsecurities.com
Joshua Levin	JMP Securities	(212)-906-3579 jlevine@jmpsecurities.com

Winthrop Realty Trust is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding Winthrop Realty Trust's performance made by the analyst is theirs alone and does not represent opinions, forecasts or predictions of Winthrop Realty Trust or its management. Winthrop Realty Trust does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

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